Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-255300) pertaining to the 2011 Long-Term Incentive Plan, 2021 Incentive Award Plan, and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc.
2.Registration Statement (Form S-8 No. 333-263741) pertaining to the 2021 Incentive Award Plan, and the 2021 Employee Stock Purchase Plan of Alkami Technology, Inc.

of our report dated February 29, 2024, with respect to the consolidated financial statements of Alkami Technology, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Dallas, Texas
February 29, 2024